UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2007

EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-13115	36-4151656
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	1-13625	36-4156801
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Two North Riverside Plaza
Suite 2100, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 466-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 10, 2007, Equity Office Properties Trust (“Equity Office”) issued two press releases announcing that its subsidiary, EOP Operating Limited Partnership, has amended its previously announced cash tender offers in respect of an aggregate of approximately $8.4 billion of its outstanding unsecured debt securities, which we refer to as the “Notes.”
     In the first press release, EOP Operating Limited Partnership indicated that it has extended the consent payment deadline for the tender offers and consent solicitations for the Notes issued under the 1997 Indenture and the Notes issued under the 2000 Indenture. EOP Operating Limited Partnership indicated that it has received the requisite consents sought with respect to each series of Notes under the 1995 Indenture and, accordingly, the consent payment deadline for such Notes has not been extended and withdrawal rights with respect to such Notes have now expired. EOP Operating Limited Partnership indicated that, except as set forth above, the terms of the tender offers and consent solicitations, as previously amended, remained unchanged. In addition, EOP Operating Limited Partnership indicated that its previously announced consent solicitation with respect to its 4.00% Exchangeable Senior Notes due 2026 (the “Exchangeable Notes”) has expired and that the requisite consents required to adopt the proposed amendments to the 2000 Indenture as it relates to the Exchangeable Notes and the registration rights agreement related to the Exchangeable Notes have been obtained.
     In the second press release, EOP Operating Limited Partnership indicated that the “total consideration” to be paid for certain of the Notes in respect of the tender and consent of such Notes has been modified. EOP Operating Limited Partnership indicated that pricing for the other Notes pursuant to the tender offers and consent solicitations, as previously amended, remained unchanged. EOP Operating Limited Partnership indicated that it has extended further the consent payment deadline for the tender offers and consent solicitations for the Notes issued under the 1997 Indenture and the Notes issued under the 2000 Indenture.
     Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.
Additional Information About the Mergers and Where to Find It
In connection with proposed merger transactions involving Equity Office and EOP Operating Limited Partnership and affiliates of The Blackstone Group, Equity Office filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on December 29, 2006 and is furnishing the definitive proxy statement to Equity Office’s shareholders. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTIONS. Shareholders can obtain the proxy statement and all other relevant documents filed by Equity Office with the SEC free of charge at the SEC’s website at www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (800) 692-5304 or at www.equityoffice.com. The contents of the Equity Office website are not made part of this press release.
Equity Office and its trustees and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information about the Equity Office and its trustees and executive officers, and their ownership of Equity Office’s securities, is set forth in the proxy statement relating to the proposed mergers described above.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Amendment of Tender Offers and Consent Solicitations, dated January 10, 2007

99.2	Press Release Announcing the Further Amendment of Tender Offers and Consent Solicitations, dated January 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
Date: January 10, 2007	By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

EOP OPERATING LIMITED PARTNERSHIP
	By:	EQUITY OFFICE PROPERTIES TRUST
its general partner

Date: January 10, 2007	By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Amendment of Tender Offers and Consent Solicitations, dated January 10, 2007

99.2	Press Release Announcing the Further Amendment of Tender Offers and Consent Solicitations, dated January 10, 2007.